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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
OSI Systems, Inc.

        We consent to the inclusion in this Annual Report on Form 10-K of OSI Systems, Inc. for the year ended June 30, 2011 and to the incorporation by reference in Registration Statements on Forms S-8 (No. 333-45049, 333-106176, 333-122674, 333-69433, 333-132142, 333-148936, 333-157032 and 333-173758) and in Registration Statements on Forms S-3 (No. 333-148937, 333-119704, 333-75228, 333-73618, 333-100791 and 333-101716) of OSI Systems, Inc. of our report dated August 25, 2011 appearing in Item 8 in this Annual Report on Form 10-K, on the consolidated financial statements and financial statement schedule, which appears in Schedule II of this Form 10-K, and our same report with respect to the Company's effectiveness of internal control over financial reporting as of June 30, 2011, which report appears in this Annual Report (Form 10-K) for the year ended June 30, 2011.

/s/ MOSS ADAMS LLP

Los Angeles, California
August 25, 2011

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM